Exhibit 99.1

News AnnouncementFor Immediate Release

PEAK RESORTS REPORTS FISCAL 2019 SECOND QUARTER RESULTS

Wildwood, Missouri – December 12, 2018 – Peak Resorts, Inc. (NASDAQ:SKIS) (“Peak” or the “Company”), a leading owner and operator of high-quality, individually branded U.S. ski resorts, today reported financial results for its fiscal 2019 second quarter as summarized below:

(in thousands, except per share data)	Three months ended October 31,		Six months ended October 31,
	2018	2017	2018	2017

Revenues	$7,984	$8,838	$14,991	$16,358
Resort operating costs	$13,718	$15,121	$27,989	$28,660
Loss from operations	$(12,025)	$(11,776)	$(25,043)	$(23,225)
Net loss	$(11,003)	$(8,914)	$(22,798)	$(17,509)
Net loss attributable to common shareholders	$(11,403)	$(9,314)	$(23,598)	$(18,309)
Loss per share (basic and diluted)	$(0.81)	$(0.66)	$(1.67)	$(1.30)
Weighted average shares (basic and diluted)	14,103	14,043	14,095	14,037
Reported EBITDA*	$(8,247)	$(8,622)	$(17,790)	$(16,926)

*See page 2 for Definitions of Non-GAAP Financial Measures

Timothy D. Boyd, President and Chief Executive Officer, commented, “Peak Resorts delivered fiscal 2019 second quarter results consistent with the seasonality of our business as a busy schedule of summer events partially offset the loss of revenue associated with the termination of our operating contract for the hotel at Attitash. Our operating teams continued company-wide efforts to more efficiently manage expenses, leading to a 9.3% decline in resort operating costs versus the prior year period. In particular, labor and labor related expenses were down 20.1% despite ongoing wage pressure in New York and Vermont as we benefited from the elimination of the costs associated with the Attitash hotel, all while working across the company to manage staffing levels by more closely tying seasonal hiring to visitation levels.

“During the fiscal 2019 second quarter, we announced our transformative acquisition of Snow Time. With the transaction’s completion coming early in the fiscal third quarter, Peak has added three attractive resorts to our Northeast and Mid-Atlantic portfolio and expanded our geographic footprint into the Baltimore and Washington D.C. metropolitan areas.

“The value and appeal of our unlimited Peak Pass has never been greater, demonstrated by strong initial pass sales and healthy upgrade activity by Snow Time pass holders. Despite the recent encroachment of heavily marketed season pass offerings into the Northeast, customers are choosing our Peak Pass in greater numbers. Through mid-October, Peak Pass sales were up approximately 19% and 22% year over year on a unit and revenue basis, respectively, and this momentum has continued through early December. Snow Time season pass sales were also up 20% and 19% year over year on a unit and revenue basis, respectively, through the end of October. Notably, 27% of Snow Time pass holders took advantage of the opportunity to upgrade to the Peak Pass as these new customers see the value of our unlimited offering with access to 10 attractive destinations across the Northeast and Mid-Atlantic.

“As fall turns to winter, we are pleased to report our earliest-ever start to a ski season as snowmaking combined with healthy natural snowfall allowed us to open both Mount Snow and Wildcat in late October and kick off the 2018/2019 ski season with a strong start. We are also excited to be putting the finishing touches on two key capital projects, which we expect will open ahead of the holidays. The two lower floors of the Carinthia Ski Lodge at Mount Snow are now open and we expect to finish work on the remaining areas of the facility in the coming days, which will allow us to open it in its entirety before the Christmas holiday. Initial guest feedback has been favorable and we believe the lodge is a welcome addition to Mount Snow. At Hunter Mountain, we are completing work on the six passenger lift serving the Hunter North terrain expansion and we expect to have the new parking area, lift and terrain open heading into Christmas. Both of these projects represent significant additions to our on-mountain amenities and we believe they will help attract added interest and further differentiate Mount Snow, Hunter Mountain and the Peak Pass from the competition.”

Fiscal Second Quarter Results Review

Fiscal 2019 second quarter revenue was $8.0 million, compared to $8.8 million in the prior year quarter, as increased summer season revenue along with the late October season opening of Mount Snow and Wildcat was offset by the termination of our operating contract for the hotel at Attitash. Resort operating expenses in the fiscal 2019 second quarter declined by 9.3% year over year to $13.7 million as the Company benefited from cost controls implemented across its operations as well as the elimination of expenses related to the Attitash hotel. Offsetting these declines were higher power and utility costs related to the early snowmaking at Mount Snow and Wildcat and increased utility costs at Jack Frost and Big Boulder. General and administrative expenses in the fiscal 2019 second quarter were $1.9 million, up roughly $0.4 million from the prior year quarter primarily related to higher professional fees related principally to the Snow Time transaction.

Reported EBITDA for the second fiscal quarter of 2019 was a loss of $8.2 million, compared to a loss of $8.6 million in the year-ago quarter. The narrower Reported EBITDA loss was driven by the Company’s lower resort operating costs, partially offset by the decline in revenues. In particular, the lower Reported EBITDA loss benefited from the elimination of the Attitash Hotel from the Company’s operating results.

Balance Sheet Update

As of October 31, 2018, the Company had cash and cash equivalents of $6.4 million and total outstanding debt of $180.3 million, including $12.4 million drawn against its revolving line of credit and long-term debt of $167.9 million.

Christopher J. Bub, Chief Financial Officer, added, “While the fiscal second quarter is typically a slow period for Peak Resorts, our teams were extremely active on a number of fronts. Importantly, we invested $10.2 million towards capital improvements across our resort portfolio in preparation for the 2018/2019 ski season and made further progress on two key facilities projects, including $4.6 million spent on the Carinthia Ski Lodge at Mount Snow and $2.5 million spent on the ongoing Hunter North terrain expansion project at Hunter Mountain. We also announced and, subsequent to the end of the quarter, completed our acquisition of Snow Time, expanding our resort portfolio through the addition of three properties in southern Pennsylvania.

“As the 2018/2019 ski season gets underway across our Northeast and Midwest resorts, Peak Resorts remains well-positioned to continue to invest in and improve our existing operations while seeking further expansion through transactions such as our recently completed acquisition of Snow Time. We are confident that we have the capital flexibility we need to ensure that the 2018/2019 ski season exceeds our customers’ high expectations and we look forward to driving long-term value for our shareholders in the coming quarters and years.”

Investor Conference Call and Webcast

The Company will host an investor conference call and webcast to discuss its fiscal 2019 second quarter results today at 10:00 a.m. ET. Interested parties can access the conference call by dialing (844) 526-1518 or, for international callers, by dialing (647) 253-8644; the conference ID number is 7591318. A webcast of the conference call can also be accessed live at ir.peakresorts.com (select “Event Calendar”). Following the completion of the call, an archived webcast will be available for replay at the same location.

Definitions and Reconciliations of Non-GAAP Financial Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The Company defines Reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, other income or expense and other non-recurring items. The following table includes a reconciliation of Reported EBITDA to the GAAP related measure of net loss:

(dollars in thousands)	Three months ended October 31,		Six months ended October 31,
	2018	2017	2018	2017
Net loss	$(11,003)	$(8,914)	$(22,798)	$(17,509)
Income tax benefit	(4,270)	(5,941)	(8,857)	(11,668)
Interest expense, net	3,346	3,196	6,825	6,207
Depreciation and amortization	3,434	3,154	6,732	6,299
Acquisition related costs	331	-	331	-
Restructuring charges	13	-	190	-
Other income	(15)	(34)	(47)	(89)
Gain on sale/leaseback	(83)	(83)	(166)	(166)
Reported EBITDA*	$(8,247)	$(8,622)	$(17,790)	$(16,926)

The Company has specifically chosen to include Reported EBITDA as a measurement of its results of operations because it considers this measurement to be a significant indication of its financial performance and available capital resources. Because of large depreciation and other charges relating to the Company’s ski resorts operations, it is difficult for management to fully and accurately evaluate financial performance and available capital resources using net income alone. In addition, the use of this non-U.S. GAAP measure provides an indication of the Company’s ability to service debt, and management considers it an appropriate measure to use because of the Company’s highly leveraged position. Management believes that by providing investors with Reported EBITDA, they will have a clearer understanding of the Company’s financial performance and cash flows because Reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure; (ii) helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the effect of its capital structure and asset base from operating results; and (iii) is used by the Board of Directors, management and lenders for various purposes, including as a measure of the Company’s operating performance and as a basis for planning.

The items excluded from net income to arrive at Reported EBITDA are significant components for understanding and assessing the Company’s financial performance and liquidity. Reported EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, net change in cash and cash equivalents or other financial statement data presented in the Company’s condensed consolidated financial statements as indicators of financial performance or liquidity. Because Reported EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Reported EBITDA as presented may not be comparable to other similarly titled measures of other companies, limiting its usefulness as a comparative measure.

About Peak Resorts

Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company operates 17 ski resorts primarily located in the Northeast, Mid-Atlantic and Midwest, 16 of which are company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Baltimore, Washington D.C., Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction, and mountain biking, golf and other summer activities. To learn more, visit the Company’s website at ir.peakresorts.com or follow Peak Resorts on Facebook for resort updates.

For further information, or to receive future Peak Resorts news announcements via e-mail, please contact JCIR, at 212-835-8500 or skis@jcir.com.

Forward Looking Statements

This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, Inc., within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release include, without limitation, statements related to: the expected impact of the acquisition of Snow Time on the Company’s overall business, operations and results of operations; expectations regarding the sustained effect of the acquisition on the Company’s season pass sales; and the realization of anticipated cost and operating synergies. These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally; failure to retain key management and employees; issues or delays in the successful integration of the Snow Time operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the operations, systems and personnel of Snow Time; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by resort visitors, competitors, vendors and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended April 30, 2018.   Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Contact:

Norberto Aja, Jim Leahy, Joseph Jaffoni

JCIR

212-835-8500 or skis@jcir.com

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended October 31,		Six months ended October 31,
	2018	2017	2018	2017

Net revenue	$7,984	$8,838	$14,991	$16,358

Operating expenses:
Resort operating costs	13,718	15,121	27,989	28,660
Depreciation and amortization	3,434	3,154	6,732	6,299
General and administrative	1,903	1,529	3,159	2,777
Real estate and other non-income taxes	605	471	1,292	1,155
Land and building rent	336	339	672	692
Restructuring charges	13	-	190	-
Loss from operations	(12,025)	(11,776)	(25,043)	(23,225)

Other (expense) income:
Interest, net of amounts capitalized of
$325 and $498 in 2018 and $514 and
$945 in 2017, respectively	(3,346)	(3,196)	(6,825)	(6,207)
Gain on sale/leaseback	83	83	166	166
Other income	15	34	47	89
	(3,248)	(3,079)	(6,612)	(5,952)

Loss before income taxes	(15,273)	(14,855)	(31,655)	(29,177)
Income tax benefit	(4,270)	(5,941)	(8,857)	(11,668)
Net loss	$(11,003)	$(8,914)	$(22,798)	$(17,509)

Less declaration and accretion of Series A preferred
stock dividends	(400)	(400)	(800)	(800)
Net loss attributable to common shareholders	$(11,403)	$(9,314)	$(23,598)	$(18,309)

Basic and diluted loss per common share	$(0.81)	$(0.66)	$(1.67)	$(1.30)

Cash dividends declared per common share	$0.07	$0.07	$0.14	$0.14

Cash dividends declared per preferred share	$20.00	$20.00	$40.00	$20.00

Condensed Consolidated Balance Sheets

(dollars in thousands)

	October 31,	April 30,
	2018	2018
Assets	(Unaudited)

Current assets:
Cash and cash equivalents	$6,362	$23,091
Restricted cash	1,245	1,163
Income tax receivable	8,857	-
Accounts receivable	764	8,560
Inventory	3,356	1,971
Prepaid expenses and deposits	7,839	12,731
Total current assets	28,423	47,516

Property and equipment, net	217,266	204,095
Land held for development	37,646	37,634
Restricted cash, construction	3,006	12,175
Goodwill	4,382	4,382
Intangible assets, net	702	731
Other assets	2,206	1,797
Total assets	$293,631	$308,330

Liabilities and Stockholders' Equity

Current liabilities:
Revolving lines of credit	$12,415	$12,415
Current maturities of long-term debt	2,151	2,614
Accounts payable and accrued expenses	17,508	12,079
Accrued salaries, wages and related taxes and benefits	947	922
Unearned revenue	22,108	16,084
Current portion of deferred gain on sale/leaseback	333	333
Total current liabilities	55,462	44,447

Long-term debt, less current maturities	165,777	165,837
Deferred gain on sale/leaseback	2,346	2,512
Deferred income taxes	7,809	7,809
Other liabilities	486	504
Total liabilities	231,880	221,109

Series A preferred stock, $0.01 par value per share, $1,000 liquidation preference per share, 40,000 shares authorized, 20,000 shares
issued and outstanding	17,401	17,401

Commitments and contingencies

Stockholders' equity:
Common stock, $0.01 par value per share, 40,000,000 shares
authorized, 13,982,400 shares issued and outstanding	140	140
Additional paid-in capital	86,738	86,631
Accumulated deficit	(42,528)	(16,951)
Total stockholders' equity	44,350	69,820
Total liabilities and stockholders' equity	$293,631	$308,330

Supplemental Operating Data

(dollars in thousands)

(Unaudited)

	Three months ended October 31,		Six months ended October 31,
	2018	2017	2018	2017

Revenues:
Lift and tubing tickets	$120	$-	$120	$-
Food and beverage	2,647	2,735	5,392	5,565
Equipment rental	4	-	4	-
Ski instruction	27	-	27	-
Hotel/lodging	1,444	2,014	2,888	3,855
Retail	526	429	738	670
Summer activities	2,527	2,578	4,436	4,459
Other	689	1,082	1,386	1,809
Total	$7,984	$8,838	$14,991	$16,358

Resort operating expenses:
Labor and labor related expenses	$7,191	$8,999	$15,579	$17,610
Retail and food and beverage cost of sales	1,163	1,118	2,057	1,870
Power and utilities	1,113	800	2,080	1,589
Other	4,251	4,204	8,273	7,591
Total	$13,718	$15,121	$27,989	$28,660

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